Exhibit 99

Shareholder and Financial Analyst Contact:
Jim Jacobson Director of Investor Relations Phone: (515) 284-2633 E-Mail: jim.jacobson@meredith.com

Media Contact:
Art Slusark Vice President/Corporate Communications Phone: (515) 284-3404 E-Mail: art.slusark@meredith.com

MEREDITH CORPORATION
REPORTS RESULTS FOR THE SECOND QUARTER
AND FIRST SIX MONTHS OF FISCAL 2004

Earnings Exceed First Call Consensus

DES MOINES, Iowa, January 27, 2004-Meredith Corporation (NYSE:MDP) today reported results for the second quarter of fiscal 2004 ended December 31, 2003. Net earnings were $20.2 million, or $0.39 per share, compared with $19.3 million, or $0.38 per share, in the comparable quarter of fiscal 2003. Total Company revenues rose 11 percent to $280.4 million and total advertising revenues were up 9 percent to $164.5 million.

For the first six months of fiscal 2004, net earnings were $40 million, or $0.78 per share, up 12 percent from $35.8 million, or $0.70 per share, before the cumulative effect of a change in accounting principle related to SFAS No. 142. Total Company revenues rose 10 percent to $553 million and total advertising revenues increased 10 percent to $329.4 million.

William T. Kerr, Meredith's Chairman and Chief Executive Officer, stated, "We are pleased that, despite having to replace $14.1 million of net political advertising from the second quarter of the prior year, we reported a quarter of improved consolidated results and earnings per share that exceeded the First Call consensus estimate of $0.37 per share."

Results reflected strong overall revenue growth, the Company's December 2002 acquisition of the American Baby Group, and a cyclical shift in the revenue mix between the Company's two business units. Publishing represented 74 percent of total Company revenues in the second quarter of fiscal 2004 versus 68 percent in the comparable quarter. Kerr said, "Publishing delivered an excellent quarter, increasing operating profit 31 percent on 21 percent revenue growth. Broadcasting's improved fundamentals were masked by the difficult political advertising comparisons."

Operating Highlights

Publishing

In the second quarter of fiscal 2004, operating profit increased to $22.8 million from $17.4 million in the comparable quarter. Total publishing revenues rose 21 percent to $206.9 million from $170.9 million. Excluding the American Baby Group, publishing revenues increased 15 percent.

Meredith's magazines gained market share and grew advertising pages 22 percent in the second quarter while the industry declined 3 percent, according to Publishers Information Bureau (PIB).

The Company's two largest titles, Better Homes and Gardens and Ladies' Home Journal, grew combined advertising pages 17 percent in the second quarter. Better Homes and Gardens set a fiscal second quarter record for advertising pages. According to PIB, Better Homes and Gardens and Ladies' Home Journal increased their combined share of advertising revenues in the women's service field to 44 percent for the 12 months ended with the December issues.

The American Baby Group's financial performance continues to exceed the Company's initial expectations. Kerr stated, "American Baby is a great fit for our magazine portfolio, extending our reach to a younger, more culturally diverse audience. Several Meredith clients have expanded their advertising to the Group's titles."

The Company renewed its brand licensing relationship with Wal-Mart to support the sales of Better Homes and Gardens-branded products in Wal-Mart Garden Centers. The direct sales force of Home Interiors and Gifts is now selling the Better Homes and Gardens Collection of home décor accessories.

The Company's mid-size titles-MORE, Midwest Living, Traditional Home and Country Home-continued to perform well. In the second quarter, advertising pages increased more than 30 percent in each of the four magazines.

The Company's integrated marketing operation grew revenues and profits significantly in the second quarter. Larger programs included the monthly program guide for DIRECTV, customer loyalty magazines for DaimlerChrysler and Carnival Cruise lines, and an annual campground guide for KOA.

Meredith's book operation continued its momentum in the second quarter. Top sellers were the 12th edition of The Better Homes and Gardens New Cook Book, Inside Monster Garage and the Home Improvement 1-2-3 series. Strong demand continued for books based on the hit decorating show Trading Spaces.

For the first six months of fiscal 2004, publishing operating profit increased 20 percent to $55.8 million from $46.3 million in the comparable period. Total publishing revenues rose 16 percent to $413.5 million from $356.8 million. Excluding the American Baby Group, publishing revenues grew 9 percent.

Broadcasting

In the second quarter, broadcasting operating profit declined to $21.3 million from $27.1 million in the comparable quarter. Total broadcasting revenues decreased 9 percent to $73.5 million from $80.8 million, reflecting the expected cyclical decline in political advertising. Non-political advertising revenues increased 10 percent to $71.5 million from $65.2 million.

Broadcasting achieved audience share and rating improvements in the November book for the key 25-54 age demographic. Kerr commented, "We improved sign-on to sign-off share at five of our stations by an average of 16 percent." KCTV in Kansas City, KPTV in Portland and WNEM in Saginaw each gained two share points while WGCL in Atlanta and WHNS in Greenville each gained one share point.

Revenues from Meredith's Cornerstone programs grew more than 50 percent in the second quarter. These programs combine content from the Company's leading magazines with local advertising.

On January 1, 2004, the Company began broadcasting on WSHM, its new CBS affiliate in Springfield, MA. Kerr said, "WSHM will generate a profit in its first month, largely due to the efficiencies gained by operating the station from our nearby CBS affiliate in Hartford. WSHM provides local advertisers and viewers another choice and creates the opportunity for us to build another market-leading news presence."

For the first six months of fiscal 2004, broadcasting operating profit declined to $32.9 million from $38.5 million in the comparable period. Total broadcasting revenues declined 4 percent to $139.5 million from $145 million, reflecting the expected cyclical decline in political advertising. Non-political advertising revenues increased 12 percent to $135.4 million from $121.4 million.

Other Financial Information

Net interest expense declined to $5.7 million in the second quarter of fiscal 2004 from $6.5 million in the comparable quarter due in part to a favorable mark-to-market adjustment on the Company's interest rate swaps. Total debt decreased to $330 million as of December 31, 2003 from $355 million as of September 30, 2003. For purposes of debt compliance, the debt to trailing 12-month EBITDA ratio, as defined in the Company's debt covenants, was 1.6x at December 31, 2003 compared with 2.2x a year earlier. During the quarter, the Company repurchased approximately 200,000 shares of its stock as part of Meredith's ongoing share repurchase program.

In the first quarter of fiscal 2003, the Company recorded an after-tax charge of $85.7 million, or $1.68 per share, in connection with its adoption of SFAS No. 142, which relates to the accounting for goodwill and other intangible assets. Including this charge, the Company reported a net loss of $50 million, or $0.98 per share, for the first six months of fiscal 2003.

Outlook

Publishing advertising revenues currently are running up in the low-to-mid-single digits for the third quarter of fiscal 2004. Broadcast pacings, which are a snapshot in time and change frequently, are running up in the mid-teens.

Given the Company's year-to-date performance and its current outlook, management believes the current First Call consensus estimates of $0.61 and $2.07 per share for the third fiscal quarter and all of fiscal 2004, respectively, are achievable.

Conference Call Webcast

Meredith will host a conference call on January 27, 2004 at 11:00 a.m. EST (10 a.m. CST) to discuss second fiscal quarter results. A live webcast will be accessible to the public on the Company's web site www.meredith.com. The webcast will remain available until February 3, 2004.

Rationale for Use of and Access to Non-GAAP Measures

Non-GAAP measures such as EBITDA should be construed not as alternative measures of, but as supplemental information to, the Company's net earnings and income from operations as defined under GAAP.

Management uses and presents EBITDA and GAAP results to evaluate and communicate the performance of the Company. Because of EBITDA's focus on the Company's results from operations before depreciation and amortization, management believes that EBITDA provides an additional analytical tool to clarify the Company's results from core operations and delineate underlying trends. EBITDA is a common alternative measure of performance used by investors and financial analysts. Meredith does not use EBITDA as a measure of liquidity, nor is EBITDA necessarily indicative of funds available for management's discretionary use. Reconciliations of GAAP to non-GAAP measures are included in Table 1. The attached financial statements and reconciliation tables will be made available on the Company's web site. Interested parties should go to http://www.meredith.com/investors/index.html and click on "Regulation G Data" in the navigation bar on the left side of the page.

Safe Harbor

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Actual results may differ materially from those currently anticipated.

Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, and/or television viewing patterns; unanticipated increases in paper, postage, printing or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Note All earnings per share figures in the text of this release are diluted. Basic and diluted earnings per share can be found in the attached income statements.

About Meredith Corporation

Meredith Corporation (www.meredith.com) is one of the nation's leading media and marketing companies with businesses centering on magazine and book publishing, television broadcasting, integrated marketing, and interactive media. The Meredith Publishing Group, the country's foremost home and family authority, features 17 magazine brands, including Better Homes and Gardens, Ladies' Home Journal and American Baby, and more than 160 special interest publications. Meredith owns 12 television stations, including properties in top-25 markets such as Atlanta, Phoenix and Portland.

Meredith has nearly 300 books in print and has established marketing relationships with some of America's leading companies, including The Home Depot, DIRECTV, DaimlerChrysler, Wal-Mart and Carnival Cruise Lines. Meredith's consumer database, which contains approximately 75 million names, is the largest domestic database among media companies and enables magazine and television advertisers to target marketing campaigns precisely. Additionally, Meredith has an extensive Internet presence that includes 26 web sites and strategic alliances with leading Internet destinations.

Meredith Corporation and Subsidiaries
Consolidated Statements of Earnings (Loss) - Unaudited

	Three Months			Six Months
	Ended December 31		Percent Change	Ended December 31		Percent Change
	2003	2002		2003	2002
(In thousands except per share data)
Revenues
Advertising	$164,532	$151,227	8.8%	$329,399	$300,298	9.7%
Circulation	59,520	60,316	(1.3)%	120,151	123,154	(2.4)%
All other	56,327	40,168	40.2%	103,499	78,321	32.1%
Total revenues	280,379	251,711	11.4%	553,049	501,773	10.2%
Operating costs and expenses
Production, distribution and editorial	121,719	104,246	16.8%	244,770	214,481	14.1%
Selling, general and administrative	112,421	102,098	10.1%	216,459	199,612	8.4%
Depreciation and amortization	7,625	7,074	7.8%	15,104	14,229	6.1%
Total operating costs and expenses	241,765	213,418	13.3%	476,333	428,322	11.2%
Income from operations	38,614	38,293	0.8%	76,716	73,451	4.4%
Nonoperating expense	-	(297)	(100.0)%	-	(297)	(100.0)%
Interest income	35	123	(71.5)%	84	321	(73.8)%
Interest expense	(5,713)	(6,592)	(13.3)%	(11,561)	(15,096)	(23.4)%
Earnings before income taxes and cumulative
effect of change in accounting principle	32,936	31,527	4.5%	65,239	58,379	11.8%
Income taxes	12,749	12,206	4.4%	25,251	22,598	11.7%
Earnings before cumulative effect of
change in accounting principle	$20,187	$19,321	4.5%	$39,988	$35,781	11.8%
Cumulative effect of change in accounting
principle, net of taxes	-	-	-	-	(85,749)	(100.0)%
Net earnings (loss)	$20,187	$19,321	4.5%	$39,988	$(49,968)	(180.0)%

Basic earnings (loss) per share
Before cumulative effect of change in accounting principle	$0.40	$0.39	2.6%	$0.80	$0.72	11.1%
Cumulative effect of change in accounting principle	-	-	-	-	(1.73)	(100.0)%
Net basic earnings (loss) per share	$0.40	$0.39	2.6%	$0.80	$(1.01)	NM
Basic average shares outstanding	50,137	49,652	1.0%	50,158	49,573	1.2%

Diluted earnings (loss) per share
Before cumulative effect of change in accounting principle	$0.39	$0.38	2.6%	$0.78	$0.70	11.4%
Cumulative effect of change in accounting principle	-	-	-	-	(1.68)	(100.0)%
Net diluted earnings (loss) per share	$0.39	$0.38	2.6%	$0.78	$(0.98)	NM
Diluted average shares outstanding	51,609	51,247	0.7%	51,583	51,069	1.0%

Dividends paid per share	$0.095	$0.090	5.6%	$0.190	$0.180	5.6%
NM-Not meaningful

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months Ended December 31		Percent Change	Six Months Ended December 31		Percent Change
	2003	2002		2003	2002
(In thousands)
Revenues
Publishing	$206,855	$170,927	21.0%	$413,526	$356,795	15.9%
Broadcasting:
Non-political advertising	71,539	65,247	9.6%	135,446	121,438	11.5%
Political advertising	445	14,075	(96.8)%	794	20,347	(96.1)%
Other revenues	1,540	1,462	5.3%	3,283	3,193	2.8%
Total broadcasting	73,524	80,784	(9.0)%	139,523	144,978	(3.8)%
Total revenues	$280,379	$251,711	11.4%	$553,049	$501,773	10.2%

Operating Profit
Publishing	$22,824	$17,402	31.2%	$55,824	$46,340	20.5%
Broadcasting	21,284	27,143	(21.6)%	32,933	38,463	(14.4)%
Unallocated corporate	(5,494)	(6,252)	12.1%	(12,041)	(11,352)	(6.1)%
Income from operations	38,614	38,293	0.8%	76,716	73,451	4.4%

Depreciation & amortization
Publishing	$2,588	$2,533	2.2%	$5,107	$5,062	0.9%
Broadcasting	4,384	3,994	9.8%	8,672	8,114	6.9%
Unallocated corporate	653	547	19.4%	1,325	1,053	25.8%
Total depreciation & amortization	$7,625	$7,074	7.8%	$15,104	$14,229	6.1%

EBITDA
Publishing	$25,412	$19,935	27.5%	$60,931	$51,402	18.5%
Broadcasting	25,668	31,137	(17.6%)	41,605	46,577	(10.7)%
Unallocated corporate	(4,841)	(5,705)	15.1%	(10,716)	(10,299)	(4.0)%
Total EBITDA	$46,239	$45,367	1.9%	$91,820	$87,680	4.7%

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	December 31	June 30
Assets	2003	2003
(In thousands)
Current assets
Cash and cash equivalents	$9,693	$22,294
Accounts receivable, net	155,096	144,717
Other current assets	110,410	101,418
Total current assets	275,199	268,429
Property, plant and equipment, net	197,999	201,484
Other assets	95,528	91,754
Intangibles, net	683,089	683,223
Goodwill	191,303	191,831
Total assets	$1,443,118	$1,436,721

	(Unaudited)
	December 31	June 30
Liabilities and Shareholders' Equity	2003	2003
(In thousands)
Current liabilities
Accounts payable and accruals	$130,803	$135,512
Other current liabilities	175,996	161,687
Total current liabilities	306,799	297,199
Long-term debt	330,000	375,000
Other noncurrent liabilities	280,521	263,757
Total liabilities	917,320	935,956
Shareholders' equity
Common stock	40,185	40,181
Class B stock	9,898	9,969
Other shareholders' equity	475,715	450,615
Total shareholders' equity	525,798	500,765
Total liabilities and shareholders' equity	$1,443,118	$1,436,721

Meredith Corporation and Subsidiaries	Table 1
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Consolidated EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as net earnings before interest, taxes, depreciation and amortization and also excludes nonoperating expenses. Segment EBITDA is a measure of segment earnings before depreciation and amortization. Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

	Three Months ended December 31
	2003
	Publishing	Broadcasting	Unallocated Corporate	Total
(In thousands)
Revenues	$206,855	$73,524	$-	$280,379
Operating profit	$22,824	$21,284	$(5,494)	$38,614
Depreciation and amortization	2,588	4,384	653	7,625
EBITDA	$25,412	$25,668	$(4,841)	46,239
Less:
Depreciation and amortization				(7,625)
Net interest expense				(5,678)
Income taxes				(12,749)
Net earnings				$20,187
Segment EBITDA margin	12.3%	34.9%

	Three Months ended December 31
	2002
	Publishing	Broadcasting	Unallocated Corporate	Total
(In thousands)
Revenues	$170,927	$80,784	$-	$251,711
Operating profit	$17,402	$27,143	$(6,252)	$38,293
Depreciation and amortization	2,533	3,994	547	7,074
EBITDA	$19,935	$31,137	$(5,705)	45,367
Less:
Depreciation and amortization				(7,074)
Nonoperating expense				(297)
Net interest expense				(6,469)
Income taxes				(12,206)
Net earnings				$19,321
Segment EBITDA margin	11.7%	38.5%

Meredith Corporation and Subsidiaries	Table 1 (continued)
Supplemental Disclosures Regarding Non-GAAP Financial Measures

	Six Months ended December 31
	2003
	Publishing	Broadcasting	Unallocated Corporate	Total
(In thousands)
Revenues	$413,526	$139,523	$-	$553,049
Operating profit	$55,824	$32,933	$(12,041)	$76,716
Depreciation and amortization	5,107	8,672	1,325	15,104
EBITDA	$60,931	$41,605	(10,716)	91,820
Less:
Depreciation and amortization				(15,104)
Net interest expense				(11,477)
Income taxes				(25,251)
Net earnings				$39,988
Segment EBITDA margin	14.7%	29.8%

	Six Months ended December 31
	2002
	Publishing	Broadcasting	Unallocated Corporate	Total
(In thousands)
Revenues	$356,795	$144,978	$-	$501,773
Operating profit	$46,340	$38,463	$(11,352)	$73,451
Depreciation and amortization	5,062	8,114	1,053	14,229
EBITDA	$51,402	$46,577	$(10,299)	87,680
Less:
Depreciation and amortization				(14,229)
Nonoperating expense				(297)
Net interest expense				(14,775)
Income taxes				(22,598)
Earnings before cumulative effect of change in accounting principle				35,781
Cumulative effect of change in accounting principle				(85,749)
Net loss				$(49,968)
Segment EBITDA margin	14.4%	32.1%